UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 7, 2014

K2M Group Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36443	27-2977810
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

751 Miller Drive SE, Leesburg, Virginia 20175

(Address of Principal Executive Offices) (Zip Code)

(703) 777-3155

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth under Item 5.03 below is incorporated by reference into this Item 3.03.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 7, 2014, the Board of Directors of K2M Group Holdings, Inc. (the “Company”) and the Company’s stockholders adopted the K2M Group Holdings, Inc. 2014 Omnibus Incentive Plan (the “Omnibus Incentive Plan”) and the K2M Group Holdings, Inc. 2014 Employee Stock Purchase Plan (the “ESPP” and, together with the Omnibus Incentive Plan, the “Plans”). The Omnibus Incentive Plan provides for the granting of stock options, restricted stock and other stock-based or performance-based awards to directors, officers, employees, consultants and advisors of the Company and its affiliates. The ESPP provides certain employees of the Company with an opportunity to purchase the Company’s common stock, par value $0.001 per share (the “Common Stock”), through accumulated payroll deductions.

For further information regarding the Plans, see “Executive Compensation—Equity Compensation and Stock Purchase Plan—Summary of Our 2014 Omnibus Incentive Plan” and “Executive Compensation—Equity Compensation and Stock Purchase Plan—Summary of 2014 Employee Stock Purchase Plan” in the Company’s prospectus, dated May 7, 2014, filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended, which is deemed to be part of the Company’s Registration Statement on Form S-1 (File No. 333-194550), as amended (the “Registration Statement”). The terms of the ESPP and the Omnibus Incentive Plan are substantially the same as the terms set forth in the forms previously filed as Exhibits 10.15 and 10.16, respectively, to the Registration Statement and as described therein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective May 7, 2014, the Company’s Third Amended and Restated Certificate of Incorporation (the “Charter”) became effective and the Company’s bylaws were also amended and restated (the “Bylaws”), each as contemplated by the Registration Statement. The Charter and the Bylaws are filed herewith as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference. The terms of the Charter and Bylaws are substantially the same as the terms set forth in the forms previously filed as Exhibits 3.1 and 3.2, respectively, to the Registration Statement.

Item 8.01 Other Events.

On May 13, 2014, the Company completed the initial public offering (the “Offering”) of Common Stock of the Company at a price to the public of $15.00 per share. The Company issued and sold 8,825,000 shares of Common Stock in the Offering. The Offering raised proceeds to the Company of approximately $120.0 million, after deducting underwriting discounts and estimated offering expenses. Piper Jaffray & Co., Barclays Capital Inc. and Wells Fargo Securities, LLC acted as joint bookrunning managers and as representatives of the underwriters in the Offering, and William Blair & Company, L.L.C. and Cowen and Company, LLC acted as co-managers. The Company intends to use the net proceeds received by it from the Offering to retire all indebtedness outstanding under the notes held by certain of its shareholders, to repay all of the outstanding borrowings under its asset-based revolving credit facility, to pay all accumulated and unpaid dividends on its Series A redeemable convertible preferred stock and its Series B redeemable convertible preferred stock that were converted to Common Stock upon consummation of the Offering, and for working capital and general corporate purposes.

Forward-Looking Statements

Certain statements made in this document may constitute “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are based on management’s expectations, estimates, projections, and assumptions. These statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. Therefore, actual future results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors. Additional information regarding these factors is contained in the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of K2M Group Holdings, Inc., effective as of May 7, 2014.

3.2	Amended and Restated Bylaws of K2M Group Holdings, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

K2M GROUP HOLDINGS, INC.

By:	/s/ Gregory S. Cole
Name:	Gregory S. Cole
Title:	Chief Financial Officer

Date: May 13, 2014

Index to Exhibits

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of K2M Group Holdings, Inc., effective as of May 7, 2014.

3.2	Amended and Restated Bylaws of K2M Group Holdings, Inc.